                                                                   Exhibit 10.22

                              ENCLAVES GROUP, INC.
                          2550 EAST TRINITY MILLS ROAD
                                    SUITE 122
                             CARROLLTON, TEXAS 75006

December 22, 2004

Mr. Robert MacFarlane
Chief Executive Officer
Homes for America Holdings, Inc.
One O'Dell Plaza
Yonkers, New York 10701

         RE:  Transfer of "Your Home" Properties and Concept

Dear Mr. MacFarlane:

This letter  will  outline the basic  terms of the  agreement  between  Enclaves
Group,  Inc. (EG), Your Homes Holdings LLC (YHH) and Homes for America Holdings,
Inc. (HFAH).

                  1.  Effective  Immediately,  HFAH  will  transfer  to YHH  all rights,  title,  interest,  designs,  trade marks,  copyright material, labor,  and equipment  invested into the development of the "Your Home"
         concept.  A  license  for the use of the  Your  Home  Concept  shall be granted  to EG at a cost not to exceed  $5,000  per year.  The  license shall be  prpetual  subject  to the right of  cancellation  at the sole discretion of YHH due to the  insolvency or bankruptcy  filing of EG, a change  in the EG Board of  Directors,  changes  in the  management  or officers of EG.

                  2. Effective Immediately, HFAH will transfer to EG all rights, title,  interest,  designs,  trade  marks,  labor,  and  equipment  and contract for the  acquisition  of land in North Ft. Myers,  Florida and contract for acquisition of land in Mesquite, Texas.

                  3. EG will  issue to HFAH  10,000  shares of  common  stock in consideration  of the  Contribution of $ 600,000 under the terms of the separate equity  conversion  agreement between HFAH and EG, as approved by the HFAH Board on December 17, 2004.

                  4. EG will issue a note  payable to HFAH in an amount equal to the actual  funds  invested in the assets  being  transferred  to EG as certified by the  accountants,  Friedman LLP,  reduced by the $ 600,000
         Contribution.  The  note  shall  be for a term of 5 years  and bear per annum  interest at 5%. The interest shall accrue and payments will not be commenced until EG has received funding in the amount of $ 3,000,000 under the SEDA Agreement  between EG and Cornell.  Upon commencement of payments the loan shall be  self-amortizing  with  monthly  payments of principal and interest divided over the remaining term of the note.

TELEPHONE  972.416.9304                                FACSIMILE    972.416.9441

                                       5

                  5. HFAH will provide all assistance, manpower, and information required to complete the delisting and  revocation of the  registration of HFAH stock with the SEC.

                  6. HFAH will execute the Cornell Capital  Debenture  Guarantee for the benefit of EG. EG will  indemnify  HFAH for any claims  against the guarantee  subject to HFAH completing their SEC filings as outlined above.

                  7. EG will pay HFAH a  finance  placement  fee equal to 5% for
         all  financing  EG  receives  under  the  $5,500,000   Cornell  Capital
         Debenture Agreement. Half of the fee will be paid on a prorarated basis as the financing is received and the other half will be deferred  until
         EG has  received a minimum of  $3,000,000  under the SEDA with  Cornell
         Capital.

                  8. EG will pay HFAH a finance  placement fee equal to 2.5% for all financing EG receives under the $40,000,000 SEDA Agreement  between
         EG and Cornell  Capital.  The fee will be paid on a prorarated basis as the financing is received from Cornell Capital.

                  9. HFAH and EG agree to execute and deliver a formal agreement under the terms outlined above as may be required by EG, YHH and HFAH.

                  Please  confirm the above terms for by and between  HFAH,  YHH and EG by executing a  counterpart  of this letter and  returning it to the undersigned.

                                                Very truly yours,

                                                ENCLAVES GROUP, INC.

                                                By:  /s/ Mark D. MacFarlane
                                                    ----------------------------
                                                      Mark D. MacFarlane
                                                Its:  Chief Operating Officer

AGREED AND ACCEPTED:

HOMES FOR AMERICA HOLDINGS, INC.

By: /s/ Robert A. MacFarlane
   --------------------------------
      Robert A. MacFarlane
Its:  Chief Executive Officer
Date:
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